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                                                                    Exhibit 99.1


                      [VION PHARMACEUTICALS' LOGO OMITTED]


                           COMPANY CONTACT:       Vion Pharmaceuticals, Inc.
                                                  Howard B. Johnson, President
                                                  (203) 498-4210 phone


           Vion Provides Update on Second Generation TAPET(R) Vectors

NEW HAVEN, CT, MARCH 5, 2004 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) announced an update today on its development of second-generation Tumor Amplified Protein Expression Therapy (TAPET(R)) vectors. TAPET(R) vectors are modified Salmonella bacteria used to deliver anticancer agents directly to tumors.

Based on the preclinical and clinical data from VNP20009, its first generation TAPET(R) vector, the Company has developed two second-generation vectors designed for improved colonization of tumors. These two vectors have been tested over the last several months in veterinary clinical trials of dogs with spontaneous tumors. These veterinary clinical trials have taken place at veterinary centers in Wisconsin and Maryland.

Based on the initial results of these veterinary trials, the Company has determined to focus its efforts on one of the two second-generation vectors and will continue to treat up to fifteen additional dogs with this vector. Complete data from this vector should be available by the end of 2004.

Dr. Ivan King, Vice President of Research and Development, said, "Our focus in research and development, and most of our expenditure, is on supporting the clinical trials of Triapine(R) and CLORETAZINE(TM) (VNP40101M) and developing Vion's preclinical pipeline of small molecule anticancer agents. However, we continue to be intrigued by the long-term potential of TAPET(R) vectors to deliver anticancer agents."

He added, "Our work with second generation TAPET(R) vectors will continue. After reviewing initial data from veterinary clinical trials of both of our second-generation TAPET(R) vectors, we now believe that it makes sense to further focus our efforts on one vector. Based on the overall results with this vector, the Company will determine whether, and to what extent, to continue to expend its own resources on TAPET(R)."

Vion Pharmaceuticals, Inc. is developing novel agents for the treatment of cancer. Vion has two agents in clinical trials: Triapine(R), a potent inhibitor of a key step in DNA synthesis and CLORETAZINE(TM) (VNP40101M), a unique sulfonyl hydrazine DNA alkylating agent. Agents in preclinical studies include:
TAPET(R), a modified Salmonella vector used to deliver anticancer agents directly to tumors and KS119, a hypoxia-selective compound from the sulfonyl hydrazine


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class. Vion is also developing and has an option to license several heterocyclic hydrazones which have demonstrated potent anti-tumor activity in preclinical studies. For additional information on Vion and its product development programs, visit the Company's Internet web site at www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended December 31, 2002. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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